Exhibit 10.7

ACCO BRANDS CORPORATION,

AS ISSUER,

THE GUARANTORS NAMED HEREIN

AND

U.S. BANK, NATIONAL ASSOCIATION,

AS TRUSTEE

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF MAY 1, 2012

TO INDENTURE DATED AS OF SEPTEMBER 30, 2009

10.625% SENIOR SECURED NOTES DUE 2015

THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 1, 2012, is by and among ACCO Brands Corporation, a Delaware corporation (the “Company”), the Guarantors named herein and U.S. Bank, National Association, as trustee (the “Trustee”). For purposes of this Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Supplemental Indenture and defined in the Indenture (as defined below) have the meanings specified in the Indenture.

WHEREAS, the Company, the Guarantors and the Trustee are parties to that certain Indenture dated as of September 30, 2009 (the “Indenture”);

WHEREAS, $425,140,000 aggregate principal amount of Notes are currently outstanding;

WHEREAS, Section 9.02 of the Indenture provides that, with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, the Company, the Guarantors (as defined in the Indenture referred to herein) and the Trustee may amend or supplement the Indenture, the Notes, the Note Guarantees and related Security Documents, subject to the exceptions and limitations set forth in Section 9.02, and provided that the consent of Holders of at least two-thirds in principal amount of the Notes outstanding is required in order to release the Collateral from the Liens under the Indenture;

WHEREAS, the Company desires and has requested the Trustee to join with it in entering into this Supplemental Indenture for the purpose of amending the Indenture and the Notes in certain respects as permitted by Section 9.02 of the Indenture;

WHEREAS, the Company has solicited consents to this Supplemental Indenture upon the terms and subject to the conditions set forth in its Offer to Purchase and Consent Solicitation Statement dated April 16, 2012 and the related Consent and Letter of Transmittal (which together, including any amendments, modifications or supplements thereto, constitute the “Tender Offer”);

WHEREAS, (1) the Company has received the consent of the Holders of at least two-thirds in principal amount of the outstanding Notes (excluding any Notes owned by the Company, any Guarantor or any of their Affiliates), all as certified by an Officers’ Certificate delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture and (2) the Company has delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture an Opinion of Counsel relating to this Supplemental Indenture as contemplated by Section 9.02 of the Indenture and (3) the Company has satisfied all other conditions required under Article Nine of the Indenture to enable the Company and the Trustee to enter into this Supplemental Indenture.

NOW, THEREFORE, in consideration of the above premises, each party hereby agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE I

AMENDMENTS TO INDENTURE AND NOTES

Section 1.1 Article 4 of the Indenture is hereby amended by deleting the headings and text of each of the following provisions of the Indenture and inserting in place of such headings and text in each case “[INTENTIONALLY DELETED]”:

Section 4.02 (Reports);

Section 4.03 (Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock);

Section 4.04 (Limitation on Restricted Payments);

Section 4.05 (Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries);

Section 4.06 (Assets Sales);

Section 4.07 (Transactions with Affiliates);

Section 4.08 (Change of Control);

Section 4.11 (Note Guarantees)

Section 4.12 Maintenance of Intercompany Receivables.

Section 4.13 (Liens);

Section 4.15 (Limitations on Business Activities)

Section 4.16 (Further Assurances; Insurance); and

Section 4.17 (Taxes).

Section 1.2 Section 4.09 (Compliance Certificate) of the Indenture is hereby amended by deleting the text of Section 4.09 in its entirety and inserting in place of such text “The Company shall comply with Section 314(a)(4) of the TIA.”

Section 1.3 Section 5.01(a) of the Indenture is hereby amended by deleting the text of each of clauses (ii) and (iii) of Section 5.01(a) of the Indenture in its entirety and inserting in place of such text in each case “[INTENTIONALLY DELETED]”.

Section 1.4 Section 5.01(b) of the Indenture is hereby amended by deleting Section 5.01(b) in its entirety and inserting in place of such text in each case “[INTENTIONALLY DELETED]”.

Section 1.5 Section 6.01 of the Indenture is hereby amended by deleting the text of each of clauses (c), (d), (e), (f), (i), (j), (k), (l) and (m) of Section 6.01 in its entirety and inserting in place of such text in each case “[INTENTIONALLY DELETED]”.

Section 1.6 Sections 11.01 through 11.08 are hereby amended by deleting the text of each Section in its entirety and inserting in place of such text in each case “[INTENTIONALLY DELETED]”.

Section 1.7 Any defined terms present in the Indenture but no longer used as a result of the amendments made pursuant to this Article I are hereby eliminated. Sections 1.01 and 1.02 of the Indenture are hereby amended by deleting in its entirety the definition of each of the terms that is used in the Indenture only in the sections and subsections deleted pursuant to Article I hereof.

Section 1.8 The Indenture is amended by deleting all references to sections and subsections of the Indenture that are deleted pursuant to this Article I.

Section 1.9 The Notes, the Guarantees and the Security Documents are hereby amended to delete all provisions inconsistent with the amendments to the Indenture effected by this Supplemental Indenture. For avoidance of doubt, it is understood that the amendments to the Indenture effected by this Supplemental Indenture are amending the Indenture as supplemented to date and as it applies to the Notes and the Guarantees.

ARTICLE II

RELEASE OF COLLATERAL

Section 2.1 All Liens under the Indenture and Security Documents on the Collateral securing the Notes are hereby released pursuant to Section 9.02(e) of the Indenture and clause (4) of Section 11.08 of the Indenture, and the Trustee, including in its capacity as Collateral Trustee, is hereby instructed to take all such action necessary to effect such release of Liens, including, without limitation (i) releasing and terminating all Liens and security interests granted pursuant to the Indenture or any document executed in

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connection therewith on any property of the Company and each Guarantor, (ii) terminating its rights, as Collateral Trustee, with respect to the Collateral under the Indenture or any document executed in connection therewith, including without limitation, all pledge agreements, security agreements, control agreements, collateral assignments, collateral agency agreements or other grants or transfers of security creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee for the benefit of the Holders, (iii) authorizing the Company and each Guarantor, or any of their designees, to file UCC termination statements and releases for all Liens of record against the Company and each Guarantor, and (iv) agreeing to hereafter execute and deliver to the Company such other documents evidencing the termination and release described herein, including, without limitation, the release and delivery of all Collateral in the Trustee’s possession to the Company or its designee.

ARTICLE III

MISCELLANEOUS PROVISIONS

Section 3.1 Indenture. Except as amended hereby, the Indenture, the Notes and the Note Guarantees are in all respects ratified and confirmed and all the terms shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby and all terms and conditions of both shall be read together as though they constitute a single instrument, except that in the case of conflict the provisions of this Supplemental Indenture shall control.

Section 3.2 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES WHICH WOULD HAVE THE EFFECT OF APPLYING THE LAWS OF ANY OTHER JURISDICTION.

Section 3.3 Successors. All agreements of the Company in this Supplemental Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 3.4 Duplicate Originals. All parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement. It is the express intent of the parties to be bound by the exchange of signatures on this Supplemental Indenture via telecopy or other form of electronic transmission.

Section 3.5 Severability. In case any one or more of the provisions in this Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 3.6 Trustee Disclaimer. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended. The Trustee assumes no responsibility for the correctness of the recitals contained herein, and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Supplemental Indenture and makes no representation with respect thereto. In entering into this Supplemental Indenture the Trustee shall be entitled to the benefit of every provision of the Indenture limiting the liability of or affording rights, benefits, protections, immunities or indemnities to the Trustee as if they were set forth herein mutatis mutandis.

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Section 3.7 Effectiveness. The provisions of this Supplemental Indenture shall be effective only upon execution and delivery of this instrument by the parties hereto. Notwithstanding the foregoing sentence, the provisions of this Supplemental Indenture shall become operative only upon the acceptance for the purchase by the Company, pursuant to the Tender Offer, of at least two-thirds in principal amount of the outstanding Notes (excluding any Notes owned by the Company, any Guarantor or any of their Affiliates); provided that the amendments to the Indenture effected by this Supplemental Indenture shall be deemed to be revoked retroactive to the date hereof if such purchase shall not occur. The Company shall notify the Trustee promptly after the occurrence of such acceptance for purchase or promptly after the Company shall determine that such purchase will not occur.

Section 3.8 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year written above.

ACCO BRANDS CORPORATION

By:	/s/ Thomas P. O’Neill
Name:	Thomas P. O’Neill
Title:	Senior Vice President

GUARANTORS:

ACCO BRANDS USA LLC

By:	/s/ Steven Rubin
Name:	Steven Rubin
Title:	Vice President and Secretary

DAY-TIMERS INC.

By:	/s/ Steven Rubin
Name:	Steven Rubin
Title:	Vice President and Secretary

GENERAL BINDING CORPORATION

By:	/s/ Steven Rubin
Name:	Steven Rubin
Title:	Vice President and Secretary

GBC INTERNATIONAL, INC.

By:	/s/ Steven Rubin
Name:	Steven Rubin
Title:	Vice President and Secretary

ACCO INTERNATIONAL HOLDINGS, INC.

By:	/s/ Steven Rubin
Name:	Steven Rubin
Title:	Vice President and Secretary

(Signature page to First Supplemental Indenture)

ACCO BRANDS INTERNATIONAL, INC.

By:	/s/ Steven Rubin
Name:	Steven Rubin
Title:	Vice President and Secretary

ACCO EUROPE FINANCE HOLDINGS, LLC

By:	/s/ Steven Rubin
Name:	Steven Rubin
Title:	Vice President and Secretary

ACCO EUROPE INTERNATIONAL HOLDINGS LLC

By:	/s/ Steven Rubin
Name:	Steven Rubin
Title:	Vice President and Secretary

(Signature page to First Supplemental Indenture)

U.S. BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Lisa L. Moorehead
Name:	Lisa L. Moorehead
Title:	Assistant Vice President

(Signature page to First Supplemental Indenture)